EXHIBIT 3.8

CERTIFICATE OF LIMITED PARTNERSHIP

OF

C/R GAS STORAGE CANADA, L.P.

This Certificate of Limited Partnership, dated April 10, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.                                      Name.  The name of the limited partnership is C/R Gas Storage Canada, L.P.

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

3.                                      General Partner.  The name and the business address of the sole general partner are:

C/R Gas Storage Canada GP, LLC

c/o Riverstone Holdings LLC

712 Fifth Avenue, 51st Floor

New York, NY 10019

EXECUTED as of the date written first above.

C/R Gas Storage Canada GP, LLC

By:	/s/ Ramey Layne
Ramey Layne
Authorized Person